NEWS RELEASE

Investor/Media Contact:
Matthew Walsh, 973-515-1831
Email: IR@gentek-global.com

GenTek Announces Balance Sheet Improvements;
Voluntary Term Loan Prepayment and Termination of Irish Pension Plans

PARSIPPANY, N.J., Sep. 7, 2005 — GenTek Inc. (NASDAQ: GETI) today announced plans to make a voluntary term loan prepayment and that it had successfully terminated all future funding obligations to its defined benefit pension plans in Ireland.

The company expects to use excess cash generated by its operations to prepay $3 million of its first lien term loan in the month of September. This prepayment is in addition to a $3 million prepayment made in August 2005.

In addition, on August 31, 2005, the company terminated all future funding obligations with respect to its two defined benefit pension plans relating to former employees of the company’s Irish personal care chemicals manufacturing operations, which were closed in 2004. This action, which included net funding of approximately EUR 1.0 million and a reduction in long-term liability of a similar amount, was accomplished primarily with cash proceeds from the sale of the Irish manufacturing facility in late 2004. The company expects to record a one-time, third quarter charge of approximately $0.6 million related to the settlement of these liabilities. GenTek will have no further liability under either of these plans.

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GenTek Announces Balance Sheet Improvements – 2

“These actions reflect our continued commitment to improve operations and cash flow in order to reduce leverage thereby driving value creation for the benefit of our shareholders,” said William E. Redmond, Jr., GenTek’s President and Chief Executive Officer.

About GenTek Inc.
GenTek provides specialty inorganic chemical products and services for treating water and wastewater, petroleum refining, and the manufacture of personal-care products, valve-train systems and components for automotive engines and wire harnesses for large home appliance and automotive suppliers. GenTek operates over 60 manufacturing facilities and technical centers and has more than 6,900 employees.

GenTek’s 2,000-plus customers include many of the world’s leading manufacturers of cars and trucks, heavy equipment, appliances and office equipment, in addition to global energy companies and makers of personal-care products. Additional information about the company is available at www.gentek-global.com.

Forward-looking statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, including if investment returns on pension assets are lower than assumed; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers’ delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers’ plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; the potential exercise of our Tranche B and Tranche C warrants and other events could have a substantial dilutive effect on our common stock; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

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